Investor Presentation September 2024

Disclaimer 2 This presentation (the “Presentation”) of OppFi Inc. (“OppFi” or the “Company”) is for information purposes only. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, the Company makes no representation or warranty with respect to the accuracy of such information. Trademarks andtrade names referred to in this Presentation are the property of their respective owners. The information contained herein does not purport to be all-inclusive. This Presentation does not constitute investment, tax, or legal advice. No representation or warranty, express or implied, is or will be given by the Company or any of its respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this Presentation, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The information contained in this Presentation is preliminary in nature and is subject to change, and any such changes may be material. The Company disclaims any duty to update the information contained in this Presentation, which information is given only as of the date of this Presentation unless otherwise stated herein. Forward-Looking Statements This Presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “possible,” “continue,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi’s expectations with respect to its full year 2024 guidance, the future performance of OppFi’s platform, OppFi’s objectives, plans, strategies, and expectations for OppFi’s growth, new products, and future financial performance. These forward-looking statements are based on OppFi’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, and tightening of credit markets on OppFi’s business; the impact of challenging macroeconomic and marketplace conditions; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi’s bank partners will continue to lend in California and whether OppFi’s financing sources will continue to finance the purchase of participation rights in loans originated by OppFi’s bank partners in California; OppFi’s ability to scale and grow the Bitty business; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi’s business; risks related to the material weakness in OppFi’s internal controls over financial reporting; the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; risks related to evaluating and potentially consummating acquisitions; concentration risk; risks related to OppFi's ability to comply with various covenants in its corporate and warehouse credit facilities; costs related to the business combination; changes in applicable laws or regulations; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; risks related to management transitions; risks related to the restatement of OppFi’s financial statements and any accounting deficiencies or weaknesses related thereto; and other risks and uncertainties indicated from time to time in OppFi’s filings with the United States Securities and Exchange Commission, in particular, contained in the section or sections captioned “Risk Factors.” OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Non-GAAP Financial Measures Certain financial information and data contained in this Presentation are unaudited and do not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any periodic filing, information or proxy statement, or prospectus or registration statement to be filed by OppFi with the SEC. Some of the financial information and data contained in this Presentation, such as Adjusted EBT, Adjusted Net Income, and Adjusted EPS have not been prepared in accordance with United States generally acceptable accounting principles ("GAAP"). Adjusted EBT is defined as Net Income, adjusted for (1) income tax expense; (2) change in fair value of warrant liabilities; (3) other addbacks and one-time expenses, net; and (4) other income. Adjusted Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate for each period presented that reflects the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represent shares of both classes of common stock outstanding, excluding 25,500,000 shares related to earnout obligations and including the impact of unvested restricted stock units, unvested performance stock units, and the employee stock purchase plan. Adjusted EPS is useful to investors and others because, due to OppFi’s Up-C structure, Basic EPS calculated on a GAAP basis excludes a large percentage of OppFi’s outstanding shares of common stock, which are Class V Voting Stock, and Diluted EPS calculated on a GAAP basis excludes dilutive securities, including Class V Voting Stock, restricted stock units, and performance stock units, in any periods in which their inclusion would have an antidilutive effect. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. A reconciliation of OppFi’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the Appendix. A reconciliation of projected full year 2024 Adjusted Net Income and projected full year 2024 Adjusted EPS to the most directly comparable GAAP financial measures is not included in this Presentation because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. No Offer or Solicitation This Presentation does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Website This Presentation contains reproductions and references to the Company’s website and mobile content. Website and mobile content are not incorporated into this Presentation. Any references to URLs for the websites are intended to be inactive textual references only.

is a tech-enabled, mission-driven specialty finance platform that broadens the reach of community banks to extend credit access to everyday Americans. 3 Mission-driven Platform Providing best in class products and customer service with a 78 NPS Score1 Significant Economic Scale Facilitated more than $6.4 billion in gross loan issuance covering over 3.7 million loans, since inception2 Profitable Across Business Cycles 9 consecutive years of positive net income3 OppFi At-A-Glance Large Addressable Market 60+ million US Consumers either have no bank account or lack adequate access to other traditional financial services4 Strong Fundamentals and Balance Sheet Operating efficiency drives strong free cash flow and a robust balance sheet which position OppFi for growth 1. As of Sep 11, 2024. 2. As of June 30, 2024. 3. 2015-2023. 4. Forbes – “The Costs of Being Unbanked Or Underbanked” (2022)

OppFi Investment Highlights: Positioned for Sustainable Growth 4 Solid balance sheet provides optionality for stockholder value creation including share repurchases, dividends and deleveraging Strong unit economics and operating efficiency drive profitability and free cash flow generation Tech-enabled credit decisioning driven by 15 billion data points collected over 13+ years Potential for new products, expanded partnerships, and strategic acquisitions to drive future revenue and earnings growth Founder-led and majority owned, with strong management team with over 80+ years of collective specialty finance experience

OppFi’sMission is to Serve the 60+ million U.S. Consumers that are Credit Marginalized1 5 47% 51% 34% The Average American Common Consumer Needs Live paycheck to paycheck with issues paying bills Have a credit score below 650 or no credit score Struggle to obtain new lines of credit following a financially harmful event Everyday Expenses Family Housing Education Emergencies Travel Auto Medical 1. Credit Insecurity is Changing US Borrowing Habits, PYMNTS, April 2023.

The OppFi Customer

The typical OppFi Consumer is representative of the Everyday American

OppFi Consumer Demographics

Annual Income[1]	Average savings[2]	Average age[3]	Homeowners[4]	Married[5]	College educated[6]
$55k	$270	40 y/o	28%	37%	33%

1. Internal analysis per internal application data from all applications in fiscal year 2023. Trimmed population data – reflective of 90% of total application population. Calculated annually based on income verified during application.
2. Internal analysis per internal application data from all applications in fiscal year 2023. Trimmed population data – reflective of 90% of total application population. Reflective of total cash available in customer account during time of application.
3. Internal analysis per internal application data from all applications in fiscal year 2023. Trimmed population data – reflective of 90% of total application population.
4. Hall and Partners Internal Research Study - Understanding the OppFi Customer (2020).
5. Hall and Partners Internal Research Study - Understanding the OppFi Customer (2020).
6. Hall and Partners Internal Research Study - Understanding the OppFi Customer (2020).

OppFi | 6

A Market Leading Product Designed to Help Consumers

8 leads with a customer-first mentality, delivering a top tier digital personal loan experience to the underbanked consumer. Simple interest, amortizing installment loans with no balloon payments Possibility for same-day funding No Hidden Fees • No origination fees • No late fees • No NSF fees No prepayment penalties Report to the 3 major credit bureaus Work compassionately with customers who require payment plan modification Market-Leading Features Top-tier customer service and digital-first experience

9 delivers a more affordable, transparent product for the underbanked consumer. Traditionally, financing options for the underbanked have been limited, with exorbitant interest rates and poor customer service. Bank O erdra Triba enders a da Tit e oans ease to O n arned age ess A more affordable product for the underbanked A Superior Alternative to Competitors Note: % referenced at top of each bar reflects interest rate (APR) range.

New Customer Journey

OppFi offers customers a transparent pathway to building credit without trapping them in a cycle of debt.

1 Prospect Begins Online Application

- 100% online application
- Optional agent application support
- Prospect is usually in a moment of financial stress

Involved Parties:

- Prospect
- OppFi
- Marketing Partner
- Credit Bureau
- Behavior Analytics Providers
- KYC Providers

2 "Turn-Up" Process

- Perform search on prospects' behalf for sub 36% APR
- ~90% of the time no offers of lower credit are returned

Involved Parties:

- Prospect
- OppFi
- Sub-36% Lending Partners

3 Approval & Funding

- 84% of new customers received same-day decisioning, with 20% receiving same-day funding[1]

Involved Parties:

- Customer
- OppFi
- Bank Partners
- Bank Verification Partners
- Customer's Bank

4 Servicing and Repayments

- Provide 24/7 access to online account
- Agent chat feature
- One-click payments
- Live agent support

Involved Parties:

- Customer
- OppFi
- Payment Processors
- Chat Technology Partners
- Digital Collection Partners

5 Promoting Financial Health

- Offer free financial education through internal and external resources like OppU Blog and Zogo

Involved Parties:

- Customer
- OppFi
- Website Partners
- Content Agency
- Resource Partners

6 Brand Advocacy

- 75% of customers refer-a-friend to OppLoans within 60 days of approval[2]
- 60% of customers take another loan within 1 year of paying off initial loan[2]

Involved Parties:

- Customer
- OppFi
- Referral Agency

Note: Average loan duration of 4-5 months.

1. Statistics represent Applications submitted in August 2024, Internal Data.
2. Statistics represent Referral data ranging 1/1/2023-6/12/2024.

OppFi 10

11 Leveraging Billions of Data Points Collected Over 13+ Years Dynamic Underwriting Powered by Technology Proprietary algorithms are designed to better predict ability and willingness to repay, targeting creditworthy borrowers more effectively. 15+ BILLION Data Points AI-Powered Proprietary Scoring Algorithm 500+ Attributes per Repayment 14+ Million Applications 2+ Million Loans 30+ Million Repayments

Capturing Demand

Community Bank Partnerships and Marketing - a symbiotic relationship that enables credit access nationally

Community Bank Partnerships

CCBank

Capital Community Bank

FINWISE BANK

FinWise Bank

First Electronic Bank

Marketing Channels

Marketing Partners

Utilizing partner relationships with leading online lending marketplaces to effectively reach core consumers.

INTUIT creditkarma

experian

lendingtree

Direct Mail

Target prospective customers using prescreened offers while expanding into alternative data sources targeting prospective customers with invitations to apply.

SEO

Efficiently capture and convert organic traffic through searches of branded and unbranded key words to OppLoans.com.

Email

Re-target prospects who began an application but did not complete a submission, leveraging features and benefits to drive engagement.

Refer a Friend

Promoting the organic sharing of the OppLoans product via the email channel between friends and family.

OppFi | 12

Results: Outstanding Customer Satisfaction

78 Net Promoter Score (NPS)

4,500 Paid-In-Full Customers return every month, demonstrating OppFi's strong value proposition

4.8 ★★★★★ 11,975 reviews — Google

4.7 out of 5 ★★★★★ 4589 reviews — creditkarma

4.5★ 4,545 total — Trustpilot

BBB Rating: A+ — BBB ACCREDITED BUSINESS

OppLoans

Simple, Transparent Loans and Exceptional Customer Service

Selected Customer Testimonials

It is the easiest loan process I have ever done. The website is very well designed. I also think it's great that the first time I applied, you took the time to educate me about the interest rate. I have dealt with payday loan businesses before, and this loan product fits a perfect niche [...] It has suited my needs, and the notifications when refinancing is available are great. I am well aware of the high interest rate, but it was so helpful to me while I was in the process of repairing my credit.

July 2024, NPS

I was facing eviction and desperately trying to get some loans. I was able to get a loan for the whole amount and will only be paying $160 every 2 weeks. This Company was a major blessing. I consider this to be a miracle and will be happy to pay any amount over what I owe to keep a roof over our heads. Thank You OppLoans, we are forever grateful.

July 2024, TrustIndex

I recently had a bankruptcy and was looking for some loan options to help get my credit back on track. I was hounded by predatory "lenders" with very low loan amounts and insane interest rates. OppLoans gave me an awesome offer with a considerable amount of credit and a very reasonable rate! Also, my credit already went up 92+ points!!! Awesome customer service as well. Highly recommend!

June 2024, Trustpilot

OppFi | 13

Note: Ratings and NPS reflect data as of Sep 11, 2024.

Looking Ahead to Sustainable Growth

15 Experienced Management Pam Johnson Chief Financial Officer 13+ Years of Specialty Finance Experience Todd is also a Partner at Schwartz Capital Group, an entrepreneurial and dynamic private investment firm based in Chicago 14+ Todd Schwartz Founder, Chief Executive Officer, and Controlling Shareholder Christopher McKay Chief Risk and Analytics Officer 22+ Manny Chagas Chief Operating Officer 11+ Yuri Ter-Saakyants Chief Technology Officer 12+ Marv Gurevich General Counsel 16+ Years of Relevant Experience Prior Roles OppFi is led by a strong, experienced management team who can propel the Company to its next phase of growth..

OppFi Growth Strategy: Designed to Build a Leading Credit Access & Financial Services Platform 16 Expand Margins Through Operational Efficiencies and Scale Optimize efficiency through technology and process improvements Establish New Partnerships Strengthen and grow customer reach via new marketing and bank relationships Enhance Credit Models to Expand Market Potential and Performance Improved underwriting and dynamic risk credit models can increase performance while expanding the funnel Diversify with Accretive and Strategic Acquisitions Continue to fill supply-demand imbalances in credit access by building best-in-class digital financial products through strategic integration New Products and Extensions Intended to Increase Market Penetration Execute on product roadmap of new launches and product features in existing and adjacent customer segments

17 Recent Investment OppFi entered the small business financing market with a strategic investment in Bitty, a credit access company that offers revenue-based financing and other working capital solutions to companies that need alternative financing solutions. $2,000-$250,000 Range of typical financing amounts facilitated by Bitty; $165 million of annual origination volume1 $420+ Million Extended to 29,000+ Customers2 Scaled business with a history of organic growth and broad customer reach Experienced Leadership Led by entrepreneur and industry veteran Craig Hecker, along with established team Aligned with OppFi’sMission to Broaden Credit Access Focused on providing credit to underserved small businesses across America 25%+ Operating Margin1 Profitable business model based on origination and servicing fee income, with potential to expand margins through operating leverage 1. Based on trailing twelve months as of March 31, 2024. 2. Since July 2020 and as of March 31, 2024, including repeat customers. Bitty Advance Small Business Revenue-Based Finance Provider

Small Business Financing Market Represents Significant Opportunity

- Many small businesses have difficulty accessing traditional bank loans, resulting in a significant supply-demand imbalance[1]
- Recent upward trend in new business application filings, with 5.5 million in 2023, a 57% increase compared to 2019[4]

33 Million+ Small Businesses in the U.S.

99.9% of Businesses in the U.S. Are Small Businesses[1]

Approximately **$550 Billion** in Annual Non-Bank and Online Lender Financing for Small Businesses[2]

71% of medium to high credit risk small business applicants for a loan, line of credit, or merchant cash advance applied to a non-bank financing company, online lender, or community development financial institution (CDFI)[3]

61% of small business applicants cited "chance of being funded" as a reason for applying to an online lender[3]

50% of small businesses that are "discouraged nonapplicants" cited lender requirements were too strict and/or that they were denied financing previously[3]

1. The State of Small Business Now, U.S. Chamber of Commerce, April 2023.
2. CFPB Finalizes Rule to Create a New Data Set on Small Business Lending in America, Consumer Financial Protection Bureau, March 2023.
3. 2024 Report on Employer Firms: Findings From the 2023 Small Business Credit Survey, The Federal Reserve Banks, March 2024.
4. New Business Applications Surge Across the Country, U.S. Chamber of Commerce, February 2024.

OppFi | 18

Performance Overview

Strong Unit Economics Drive Robust Profitability and Free Cash Flow Generation 20 $427 $852 $2,325 $967 $425 $183 $225 $98 Revenue Realized Net Write-offs Acquisition Cost Servicing Cost Interest Expense Lifetime Contribution Corporate Expense Earnings Before Taxes 37% Margin 18% Margin D o ll a rs ( $ ) Note: “unit” refers to an indi idua OppFi ustomer. Customer a erage “ ifetime” is 3.5 loans (The average customer at OppFi will take 3.5 loans). Approximately 90% of lifetime contribution occurs after the first loan. 1. Revenue realized based on amortization schedule adjusted for prepay (lost interest income) and refinancing. Average revenue realized from each customer over lifetime. 2. Represents write-offs net of recoveries assuming approximately 40% of revenue realized is written-off. 3. Assumes $225 cost per funded loan (CPF) on new loans; refinance loans incur no acquisition cost. 4. Includes customer center personnel costs (servicing and origination), underwriting and bank processing fees. 5. Represents interest expense paid by Company on debt financed receivable portion, assuming current debt mix. 6. Represents pre-tax income per new loan origination. 7. Represents corporate overhead expenses. 1 2 3 4 5 6 7 Customer Lifetime Value

Operational Rigor Drives Efficiency Gains T Operating Expenses (% of Revenue)1 1. Operating expenses include salaries and employment benefits, direct marketing costs, interest expense and amortized debt issu ance costs, interest expense – related party, professional fees, depreciation and amortization, technology costs, payment processing fees, occupancy, finance receivables transfer costs, impairment of assets held for sale, management fees and general, administrative and other expenses. 21 24% Decrease YTD 6/30 44.4%

22 Proprietary Underwriting Model Improves Write-Off Performance

Financial Overview

1H 2024 vs. 1H 2023: Significant Revenue & Profitability Growth 24 Total Revenue ($M) Adjusted EPS2 1. As a % of Total Revenue. 2. Non-GAAP Financial Measures: Adjusted EPS is a financial measure that has not been prepared in accordance with GAAP. See the dis aimer on “Non-G Finan ia Measures” on s ide 2 for a detai ed des ription of su h non -GAAP financial measure and the appendix for a reconciliation of such Non-GAAP financial measure to its most directly comparable GAAP financial measure. Net Charge-Off Rate1 Annualized net charge-off rate decreased by 240 basis points as a result of improved credit initiatives driving strong payment performance Total revenue increased 4.4% YoY driven by weighted average portfolio yield having increased 470bps Adjusted EPS increased ~70% YoY as charge-offs remained substantially lower than 1H 2023 levels and operational initiatives expanded

Earnings Rebounded Sharply in 2023, with Further EPS Growth Expected in 2024 25 1. As a % of Total Revenue. 2. Non-GAAP Financial Measures: Adjusted EPS is a financial measure that has not been prepared in accordance with GAAP. See the dis aimer on “Non-G Finan ia Measures” on s ide 2 for a detai ed des ription of su h non -GAAP financial measure and the appendix for a reconciliation of such Non-GAAP financial measure to its most directly comparable GAAP financial measure. A reconciliation of projected 2024 adjusted EPS to the most directly comparable GAAP financial measure is not included in this presentation because, without unreasonable efforts, the Company is unable to predict with reasonable cer tainty the amount or timing of non-GAAP adjustments that are used to calculate this measure. 3. Midpoint of FY2024 management guidance used for estimates. Total Revenue ($M) Adjusted EPS2 Record total revenue and ending receivables driven by a 7.3% increase improvement in average yield Record revenue coupled with improvements in net charge-offs and prudent expense management led to a rebound in profitability with Adj. EPS near 2021 levels 3 3

26 2024 Key Capital Allocation Initiatives • $10.3M for $0.12 special dividend and special distribution to Class A common stockholders and Opportunity Financial LLC Class A common unitholders, respectively (Q2-24) • $2.5M in share repurchases at an average price of $3.27 (Q2-24) • $10.0M in repayment of corporate term loan debt (Q2-24) • $15.3M for cash portion of acquisition of equity interest in Bitty Advance (Q3-24) 1. Free cash flow defined as net cash provided by operating activities minus net cash used in investing activities. Free Cash Flow Generation Bolsters Balance Sheet & Provides Capital Allocation Optionality $51.8 $74.4 FY 2023 1H 2024 Free Cash Flow Generation ($M)1 In 1H 2024, OppFi surpassed total FCF generated in 2023 Total Funding Capacity Cash & Restricted Cash Undrawn Drawn

27 $510M $530M to Total Revenue Adjusted Net Income Adjusted EPS $63M $65M to $0.73 $0.75 to Full Year 2024 Earnings Guidance Raised By 20% Affirmed Raised from $50M – $54M Raised from $0.58 – $0.62 1. Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordan e ith G . See the dis aimer on “Non-G Finan ia Measures” on s ide 2 for a detai ed des ription of su h non-GAAP financial measures. A reconciliation of projected 2024 adjusted net income and adjusted EPS to the most directly compar able GAAP financial measure is not included in this presentation because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. 2. Adjusted EPS of $0.73 to $0.75 is based on approximate weighted average diluted shares outstanding of 86.5 million. 1,2 1

Appendix

29 ($ in thousands) 6/30/2024 12/31/2023 Outstanding Principal $387,086 $416,463 Interest Rate 157.1% 156.1% Discount Rate 25.2% 26.3% Servicing Cost1 (3.2)% (3.0)% Remaining Life 0.618 years 0.596 years Default Rate1 27.1% 25.6% Accrued Interest1 4.3% 4.3% Prepayment Rate1 21.1% 20.9% Premium to Principal1 6.9% 6.9% Key Highlights • Interest rate increased by 100 bps due to relative increase in base APR loans in the portfolio • Default rate increased by 150 bps due to increased contribution from higher loss of 2022 vintages Fair Market Valuation 1. Stated as a % of outstanding principal. Unaudited

Adjusted Net Income & Adjusted EPS Reconciliation Table: Annual View

($ in thousands, except per share data)	FY21	FY22	FY23
Diluted Earnings (Loss) Per Share[1]	**$0.48**	**$0.05**	**($0.06)**
Net Income	**$89,795**	**$3,340**	**$39,479**
Income Tax Expense (Benefit)	311	(277)	2,331
Other Income	(6,444)	(53)	(431)
Change in Fair Value of Warrant Liabilities	(26,405)	(9,352)	4,976
Other Addbacks and One-Time Expenses, Net[2]	24,397	10,532	7,928
Pro-Forma Taxes[3]	(17,645)	(1,013)	(12,789)
Adjusted Net Income[4]	**$64,009**	**$3,177**	**$41,493**
Adjusted Earnings Per Share[4]	**$0.76**	**$0.04**	**$0.49**
Weighted Average Diluted Shares Outstanding (in thousands)	84,474	84,256	85,051

1. Diluted earnings (loss) per share available to common stockholders is computed by dividing the net income (loss) attributable to OppFi Inc. by the weighted average number of shares of common stock outstanding during the period. Weighted average number of shares of common stock outstanding is computed using the treasury stock method, which gives effect to potentially dilutive common stock equivalents of OppFi outstanding during the period, and the if-converted method, which gives effect to both the potentially dilutive common stock equivalents outstanding during the period as well as an assumed full exchange of OppFi Units into Class A Common Stock of OppFi as of the beginning of the period. The if-converted method would also give effect to conversion of the Earnout Units in periods they would be deemed to vest. For the if-converted method, earnings are also adjusted to reflect all income of OppFi-LLC inuring to the benefit of OppFi and taxed accordingly. Diluted earnings (loss) per share available to common stockholders would be the same as basic earnings (loss) per share available to common stockholders in certain periods, since dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.
2. For the year-end ended December 31, 2023, the $7.9 million in other addbacks and one-time expenses, net included $4.1 million in expenses related to provision for credit losses on the OppFi Card finance receivables, $4.1 million in expenses related to stock-based compensation, $1.5 million in expenses related to corporate development, $0.9 million in expenses related to severance and retention, $0.3 million in expenses related to legal fees, a $(3.0) million addback related to the reclassification of OppFi Card finance receivables from assets held for sale to assets held for investment at amortized cost, and a $(0.1) million addback related to partial forgiveness of the secured borrowing payable. For the year-ended December 31, 2022, the $10.5 million in other addbacks and one-time expenses, net included a $3.6 million expense related to the impairment of OppFi Card finance receivables as a result of their reclassification as held for sale, $3.4 million in expenses related to stock-based compensation, $3.0 million in expenses related to severance and retention, a $0.5 million expense related to the impairment of the operating lease right of use asset, and $0.1 million in expenses related to legal fees. For the year ended December 31, 2021, the $24.4 million of other addbacks and one-time expenses, net included $6.6 million in one-time expenses related to the Business Combination, $3.0 million in profit interest and stock compensation, $4.2 million in the change in fair value of warrant units outstanding prior to Business Combination, and $10.6 million in other one-time expenses.
3. Assumes the entire Company is a C-Corp with a tax rate of 23.56% for the year ended December 31, 2023, 24.17% for the year ended December 31, 2022 and 21.61% for the year ended December 31, 2021, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies.
4. Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization.

OppFi | 30

Adjusted Net Income & Adjusted EPS Reconciliation Table: Quarterly View

($ in thousands, except per share data)	Q1-FY23	Q2-FY23	Q3-FY23	Q4-FY23	Q1-FY24	Q2-FY24
Diluted Earnings (Loss) Per Share[1]	**$0.02**	**$0.14**	**$0.13**	**(0.31)**	**$0.10**	**$0.16**
Net Income	**$3,930**	**$18,076**	**$15,532**	**$1,942**	**$10,131**	**$27,676**
Income Tax Expense (Benefit)	146	688	463	1,034	404	914
Other Income	(193)	(79)	(80)	(80)	(80)	(79)
Change in Fair Value of Warrant Liabilities	(153)	(351)	(334)	5,814	(5,171)	976
Other Addbacks and One-Time Expenses, Net[2]	1,352	2,588	1,992	1,995	6,203	2,932
Pro-Forma Taxes[3]	(1,227)	(5,057)	(4,247)	(2,261)	(2,706)	(7,638)
Adjusted Net Income[4]	**$3,855**	**$15,856**	**$13,326**	**$8,444**	**$8,781**	**$24,781**
Adjusted Earnings Per Share[4]	**$0.05**	**$0.19**	**$0.16**	**$0.10**	**$0.10**	**$0.29**
Weighted Average Diluted Shares Outstanding (in thousands)	84,433	84,751	85,288	85,721	86,243	86,269

1. Diluted earnings (loss) per share available to common stockholders is computed by dividing the net income (loss) attributableto OppFi Inc. by the weighted average number of shares of common stock outstanding during the period. Weighted average number of shares of common stock outstanding is computed using the treasury stock method, which gives effect to potentially dilutive common stock equivalents of OppFi outstanding during the period, and the if-converted method, which gives effect to both the potentially dilutive common stock equivalents outstanding during the period as well as an assumed full exchange of OppFi Units into Class A Common Stock of OppFi as of the beginning of the period. The if-converted method would also give effect to conversion of the Earnout Units in periods they would be deemed to vest. For the if-converted method, earnings are also adjusted to reflect all income of OppFi-LLC inuring to the benefit of OppFi and taxed accordingly. Diluted earnings (loss) per share available to common stockholders would be the same as basic earnings (loss) per share available to common stockholders in certain periods, since dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.
2. For the three months ended June 30, 2024, the $2.9 million of other addbacks and one-time expenses, net included $2.1 million in stock compensation expenses, $0.5 million in expenses related to legal matters, $0.3 million in severance expenses, and $0.1 million in expenses related to corporate development. For the three months ended March 31, 2024, the $6.2 million of other addbacks and one-time expenses, net included a $2.9 million expense related to OppFi Card's exit activities, $1.0 million in stock compensation expenses, $0.8 million in severance expenses, $0.8 million in expenses related to corporate development, and $0.7 million in expenses related to legal matters. For the three months ended December 31, 2023, the $2.0 million of other addbacks and one-time expenses, net included $1.0 million in expenses related to stock-based compensation, $0.7 million in expenses related to corporate development, $0.2 million in expenses related to provision for credit losses on the OppFi Card finance receivables, and $0.1 million in expenses related to legal fees. For the three months ended September 30, 2023, the $2.0 million of other addbacks and one-time expenses, net included $0.1 million in retention and severance expenses, $1.1 million in expenses related to stock compensation, a $0.2 million expense related to provision for credit losses on the OppFi Card finance receivables, and $0.4 million in expenses related to corporate development, and $0.2 million in expenses related to legal matters. For the three months ended June 30, 2023, the $2.6 million of other addbacks and one-time expenses, net included a $(3.1) million addback from the reclassification of OppFi Card finance receivables from assets held for sale to assets held for investment at amortized cost, a $3.8 million expense related to provision for credit losses on the OppFi Card finance receivables, $0.8 million in stock compensation expenses, $0.6 million in severance expenses, $0.4 million in expenses related to corporate development, and $0.1 million in retention expenses. For the three months ended March 31, 2023, the $1.4 million of other addbacks and one-time expenses, net included $1.1 million in stock compensation expenses, $0.1 million in severance expenses and a $0.1 million expense related to the change in the value of the OppFi Cardfinance receivables held for sale.
3. Assumes the entire Company is a C-Corp with a tax rate of 23.56% for the quarter ended June 30, 2024, 23.56% for the quarter ended March 31, 2024, 21.12% for the quarter ended December 31, 2023, 24.17% for the quarters ended September 30, 2023 and June 30, 2023, and 24.14% for the quarter ended March 31, 2023, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order toallow for a comparison with other publicly traded companies.
4. Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization.

OppFi 31

Thank you September 2024